Exhibit 99.2
CONTACT:
Kim Maxwell
Director, Investor Relations
617/386-1006
kmaxwell@atg.com
ORACLE TO ACQUIRE ATG; ATG REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
CAMBRIDGE, Mass. – November 2, 2010 — Art Technology Group, Inc. (NASDAQ: ARTG), the leading provider of eCommerce software and related on demand commerce optimization applications, today announced that it has agreed to be acquired by Oracle Corporation for $6.00 per share in cash, or approximately $1.0 billion. The transaction is subject to stockholder and regulatory approval and other customary closing conditions and is expected to close by early 2011.
ATG’s eCommerce software platform is the industry’s top-ranked cross-channel commerce solution and is highly complementary to Oracle’s CRM, ERP, Retail, and Supply Chain applications, as well as its portfolio of middleware and business intelligence technologies. Together Oracle and ATG expect to help businesses grow revenue, strengthen customer loyalty, improve brand value, achieve better operating results, and increase business agility across online and traditional commerce environments.
“Driven by the convergence of online and traditional commerce and the need to increase revenue and improve customer loyalty, organizations across many industries are looking for a unified commerce and CRM platform to provide a seamless experience across all commerce channels,” said Thomas Kurian, Executive Vice President Oracle Development. “Bringing together the complementary technologies and products from Oracle and ATG will enable the delivery of next-generation, unified cross-channel commerce and CRM.”
“More than 1,000 global enterprises rely on ATG’s solutions to help increase the value of their online customer interactions,” said Bob Burke, President and CEO, ATG. “This combination will enhance the ability to bring all their commerce activities together – creating a more consistent and relevant experience for their customers across all interaction channels, including online, in stores, via mobile devices and with call centers.”
“The addition of ATG, which brings market-leading products used by some of the largest and most well-known retailers and brands, furthers Oracle’s strategy of delivering industry-specific enterprise applications,” said Bob Weiler, Executive Vice President, Oracle Global Business Units. “This acquisition builds upon our dedication to offer the most complete and integrated suite of best-of-breed software applications and technologies required to power the most demanding companies in the world in every industry.”

Third Quarter Financial Results
ATG’s revenue for the third quarter of 2010 grew to $50.3 million, a 16% increase over third quarter 2009 revenue of $43.4 million.
Product license bookings, a non-GAAP measure which the company defines as the sale of perpetual licenses, grew 37% to $14.2 million for the third quarter from $10.4 million in the year ago quarter. Approximately 26% of product license bookings were deferred in the third quarter of 2010 and will be recognized in future periods.
Net income in accordance with GAAP for the third quarter of 2010 was $4.2 million, or $0.03 per diluted share, compared with net income of $4.0 million, or $0.03 per diluted share, in the third quarter of 2009.
Non-GAAP net income was $8.0 million for the third quarter of 2010, or $0.05 per diluted share, compared with non-GAAP net income of $5.5 million, or $0.04 per diluted share, for the third quarter of 2009.
Cash flow from operations for the third quarter of 2010 was $14.9 million, a 51% increase over cash flow from operations of $9.9 million in the third quarter of 2009.
Quarterly Conference Call
ATG management will host a conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 15475307. A replay of the call will be available on the company’s website later in the day.
About ATG
ATG (Nasdaq: ARTG) provides the most advanced cross-channel commerce software and services to fuel the growth of the world’s best brands. Offering the industry’s leading commerce solution, ATG works in partnership with clients to drive sales via a personalized customer experience — unifying and optimizing interactions across the Web, contact center, mobile devices, social media, physical stores, and other key channels. Exclusively focused on online and cross-channel commerce, ATG is uniquely capable of powering the most innovative and successful commerce experiences, with results that outperform industry norms. ATG Commerce is the commerce platform and business user application solution top-rated by industry analysts for powering results-driven, personalized, and innovative e-commerce sites. ATG’s platform-neutral optimization solutions for live help, lead performance, and product recommendations can be easily added to any website to quickly and measurably grow revenue, boost loyalty, and unlock profits and insight. ATG is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information, please visit http://www.atg.com.
© 2010 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	September 30,	June 30,	December 31,	September 30,
	2010	2010	2009	2009
ASSETS
Current Assets:
Cash, cash equivalents and marketable securities (including restricted cash of $50 at September 30, 2010, June 30, 2010, and December 31, 2009 and $0 at September 30, 2009)	$152,008	$145,184	$79,094	$73,972
Accounts receivable, net	44,307	44,963	41,522	31,850
Deferred costs, current	1,502	1,588	767	1,660
Prepaid expenses and other current assets	6,493	6,298	3,789	2,910

Total current assets	204,310	198,033	125,172	110,392

Property and equipment, net	15,220	14,017	9,934	10,168
Intangible assets, net	7,205	8,391	4,064	4,991
Deferred costs, less current portion	4,058	3,241	1,387	1,391
Marketable securities (including restricted cash of $738 at September 30, 2010, June 30, 2010, and December 31, 2009 and $419 at September 30, 2009)	30,518	25,823	6,439	4,129
Other assets	2,228	2,274	1,357	1,483
Goodwill	77,689	77,442	65,683	65,683

Total long-term assets	136,918	131,188	88,864	87,845

Total assets	$341,228	$329,221	$214,036	$198,237

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$2,916	$4,657	$5,720	$4,245
Accrued expenses	18,474	15,772	18,873	16,203
Deferred revenue, current portion	47,045	44,549	42,640	40,025

Total current liabilities	68,435	64,978	67,233	60,473

Other liabilities	1,527	1,346	536	249
Deferred revenue, less current portion	23,136	22,616	10,356	9,956

Total long-term liabilities	24,663	23,962	10,892	10,205

Stockholders’ equity	248,130	240,281	135,911	127,559

Total liabilities and stockholders’ equity	$341,228	$329,221	$214,036	$198,237

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Revenue:
Product licenses	$13,729	$16,351	$10,890	$42,937	$37,396
Recurring services	30,165	27,211	24,904	84,046	72,035
Professional and education services	6,441	5,601	7,587	17,239	20,288

Total revenue	50,335	49,163	43,381	144,222	129,719

Cost of Revenue:
Product licenses	735	512	399	1,781	1,246
Recurring services	10,878	10,254	9,393	30,848	27,012
Professional and education services	5,759	4,807	6,029	15,406	16,836

Total cost of revenue	17,372	15,573	15,821	48,035	45,094

Gross Profit	32,963	33,590	27,560	96,187	84,625

Operating Expenses:
Research and development	8,983	8,149	7,599	25,793	22,732
Sales and marketing	15,205	15,450	12,503	45,084	37,332
General and administrative	5,165	5,114	4,831	15,404	13,990
Restructuring charges	—	352	—	352	—

Total operating expenses	29,353	29,065	24,933	86,633	74,054

Income from operations	3,610	4,525	2,627	9,554	10,571
Interest and other income (expense), net	838	76	(314)	694	236

Income before income taxes	4,448	4,601	2,313	10,248	10,807
Provision (benefit) for income taxes	275	427	(1,650)	(158)	(750)

Net income	$4,173	$4,174	$3,963	$10,406	$11,557

Basic net income per share	$0.03	$0.03	$0.03	$0.07	$0.09

Diluted net income per share	$0.03	$0.03	$0.03	$0.06	$0.09

Basic weighted average common shares outstanding	158,232	157,437	127,224	153,986	126,742

Diluted weighted average common shares outstanding	164,139	164,618	134,736	161,141	132,409

Art Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(UNAUDITED)

	Three months ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Cash Flows from Operating Activities:

Net income	$4,173	$4,174	$3,963	$10,406	$11,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,133	3,063	2,149	8,960	6,829
Non-cash stock-based compensation expense	2,863	2,502	2,463	7,725	6,820
Amortization of investment premiums	1,041	1,023	—	2,373	—
Non-cash tax benefit	(253)	—	(1,871)	(1,326)	(1,871)
Net changes in operating assets and liabilities	3,899	(2,693)	3,237	4,336	(345)

Net cash provided by operating activities	14,856	8,069	9,941	32,474	22,990

Cash Flows from Investing Activities:
Purchases of marketable securities	(38,982)	(38,100)	(19,433)	(161,100)	(28,287)
Maturities of marketable securities	47,509	12,850	5,400	63,327	14,725
Purchases of property and equipment	(3,068)	(4,518)	(978)	(9,929)	(4,620)
Increase in other assets	27	63	—	(913)	—
Payment of acquisition costs, net of cash acquired	—	(37)	—	(15,174)	—

Net cash provided by (used in) investing activities	5,486	(29,742)	(15,011)	(123,789)	(18,182)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	879	607	915	1,962	1,428
Proceeds from employee stock purchase plan	302	314	279	914	797
Net proceeds from equity offering	—	—	—	94,968	—
Repayment of acquired debt	—	—	—	(1,573)	—
Repurchase of common stock	(1,478)		(4,265)	(1,478)	(4,265)
Payment of employee restricted stock tax withholdings	—	(1,184)	(45)	(2,174)	(873)

Net cash provided by (used in) financing activities	(297)	(263)	(3,116)	92,619	(2,913)

Effect of foreign exchange rate changes on cash and cash equivalents	759	(275)	388	219	1,130
Net increase (decrease) in cash and cash equivalents	20,804	(22,211)	(7,798)	1,523	3,025
Cash and cash equivalents, beginning of period	38,038	60,249	58,236	57,319	47,413

Cash and cash equivalents, end of period	$58,842	$38,038	50,438	$58,842	$50,438

ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Equity-Related Compensation:

Cost of revenue	$560	$576	$498	$1,656	$1,396
Research and development	489	444	435	1,389	1,237
Sales and marketing	805	676	653	2,113	1,774
General and administrative	1,009	806	877	2,567	2,413

Total equity-related compensation	$2,863	$2,502	$2,463	$7,725	$6,820

Depreciation and Amortization:

Depreciation
Cost of revenue	$1,162	$1,325	$746	$3,547	$2,474
Research and development	307	336	259	966	829
Sales and marketing	387	113	152	621	520
General and administrative	69	80	65	248	227

	$1,925	$1,854	$1,222	$5,382	$4,050

Amortization
Cost of revenue	$503	$495	$401	1,493	1,200
Sales and marketing	705	714	526	2,085	1,579

	$1,208	$1,209	$927	$3,578	$2,779

Total depreciation and amortization	$3,133	$3,063	$2,149	$8,960	$6,829

Capital Expenditures:

Purchases of property and equipment	$3,068	$4,518	$978	$9,929	$4,620

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)
(UNAUDITED)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Net income GAAP	$4,173	$4,174	$3,963	$10,406	$11,557

Amortization of acquired intangibles	1,208	1,209	927	3,578	2,779
Equity-related compensation	2,863	2,502	2,463	7,725	6,820
Tax adjustments	(253)	—	(1,871)	(1,326)	(1,871)
Restructuring charges	—	352	—	352	—

Net income (non-GAAP)	$7,991	$8,237	$5,482	$20,735	$19,285

Net income (non-GAAP) per share:

Basic	$0.05	$0.05	$0.04	$0.13	$0.15

Diluted	$0.05	$0.05	$0.04	$0.13	$0.15

Shares used in per share calculations:

Basic	158,232	157,437	127,224	153,986	126,742

Diluted	164,139	164,618	134,736	161,141	132,409

Reconciliation of Product License Bookings
(In thousands)
(UNAUDITED)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Product license bookings	$14,224	$18,185	$10,436	$46,259	$39,396

Increase in product license deferred revenue	(3,664)	(5,632)	(4,321)	(14,515)	(16,299)

Product license deferred revenue recognized	3,169	3,798	4,775	11,193	14,299

Product license revenue	$13,729	$16,351	$10,890	$42,937	$37,396

Use of Non-GAAP Financial Measures
ATG is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.
Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of amortization of acquired intangible assets, equity-related compensation, non-cash tax adjustments and restructuring charges. Management believes that these normalized non-GAAP financial measures excluding these items better reflect the Company’s operating performance as these non-GAAP figures exclude the effects of non-recurring or certain non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the Company’s performance and their exclusion provides investors with additional information to compare the Company’s results over multiple periods.
ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as the sale of perpetual software licenses regardless of the timing of revenue recognition under GAAP, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.
The Company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s core business. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.
ATG Statement Under Private Securities Litigation Reform Act
This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2009 and its quarterly report on Form 10-Q for the period ended June 30, 2010. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.
Additional Information about the Merger and Where to Find It
In connection with the proposed merger, ATG will file a proxy statement with the SEC. Additionally, ATG and Oracle will file other relevant materials in connection with the proposed acquisition of ATG by Oracle pursuant to the terms of an Agreement and Plan of Merger by and among Oracle, Amsterdam Acquisition Sub Corporation, a wholly-owned subsidiary of Oracle, and ATG. The materials to be filed by ATG with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ATG by directing a written request to ATG, One Main Street, Cambridge, MA 02142, Attention: Investor Relations.
Investors and security holders of ATG are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
ATG and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of ATG in connection with the proposed merger. Information about those executive officers and directors of ATG and their ownership of ATG common stock is set forth in the proxy statement for ATG’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2010, and is supplemented by other public filings made, and to be made, with the SEC by ATG. Information regarding the direct and indirect interests of ATG, its executive officers and directors and other participants in the solicitation, which may, in some cases, be different from those of ATG security holders generally, will be set forth in the proxy statement relating to the merger when it becomes available.